Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of AMC Entertainment Holdings, Inc. (“AMC” or the “Company”) is presented to illustrate the estimated effects of (i) the acquisition of Odeon and UCI Cinemas Holdings Limited (“Odeon” or the “Odeon Acquisition”) and the acquisition of Carmike Cinemas, Inc. (“Carmike or the “Carmike Acquisition”); (ii) the incurrence of $595,000,000 aggregate principal amount of Senior Subordinated Notes due 2026 (the “Dollar Notes”) and £250,000,000 aggregate principal amount of Senior Subordinated Notes due 2024 (the “Sterling Notes”) and $500,000,000 aggregate principal amount of incremental term loans (the “New Term Loans due 2023”) used to fund the Odeon Acquisition; (iii) the issuance of 4,536,466 shares ($156,735,000) of the Company’s Class A Common Stock in a private placement in connection with the Odeon Acquisition and the issuance of 8,189,808 shares ($273,949,000) of the Company’s Class A Common Stock in connection with the Carmike Acquisition (clauses (ii) and (iii) collectively referred to as the “Financings”); (iv) the issuance of 20,330,874 shares ($640,423,000 at an offering price of $31.50 per share of the Company’s Class A Common Stock to repay the $350,000,000 aggregate principal amount of Bridge Loans incurred to partially finance the Carmike Acquisition and for general and corporate purposes (the “2017 Equity Offering”) and (v) the settlement the Company entered into with the United States Department of Justice, pursuant to which the Company agreed to divest theatres in 15 local markets where it has an overlap with Carmike (the “Theatre Divestitures”). The pro forma financial information is based in part on certain assumptions regarding the foregoing transactions that we believe are factually supportable and expected to have a continuing impact on our consolidated results. The pro forma condensed combined financial information does not give effect to the Company’s pending acquisition of Nordic Cinema Group Holdings. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016, combine the historical consolidated statements of operations of the Company, Odeon and Carmike, giving effect to the Odeon Acquisition, the Carmike Acquisition, the Financings, the Theatre Divestitures and the 2017 Equity Offering as if they had been completed on January 1, 2016. The historical consolidated financial information for Odeon has been adjusted to comply with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The classification of certain items presented by Odeon under UK Generally Accepted Accounting Practice (“UK GAAP”) has been modified in order to align with the presentation used by the Company under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Odeon have also been translated to U.S. dollars. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the audited consolidated financial statements of the Company as of and for the year ended December 31, 2016, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the unaudited consolidated financial statements of Carmike for the nine months ended September 30, 2016, which are contained in Carmike’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and the unaudited condensed consolidated financial statements of Odeon prepared in accordance with UK GAAP as of and for the nine months ended September 30, 2016, which have been filed as an exhibit to the Company’s Current Report on Form 8-K dated as of November 30, 2016.

The unaudited pro forma condensed combined financial information has been prepared by the Company, as the acquirer, using the acquisition method of accounting in accordance with U.S. GAAP. The acquisition method of accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Odeon and Carmike have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available. The preliminary purchase price allocation for Odeon and Carmike is subject to revision as a more detailed analysis is completed and additional information on the fair value of Odeon’s and Carmike’s assets and liabilities becomes available. The final allocation of the purchase price, which will be based upon actual tangible and intangible assets acquired as well as liabilities assumed, will be determined within one year from the completion of the Odeon Acquisition and Carmike Acquisition, and could differ materially from the unaudited pro forma condensed combined financial information presented here. Any change in the fair value of the net assets of Odeon or Carmike will change the amount of the purchase price allocable to goodwill and will also change any resultant depreciation and amortization or other similarly impacted income statement amounts. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company, Odeon and Carmike would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Odeon Acquisition and Carmike Acquisition. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the Odeon Acquisition and Carmike Acquisition and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings. No historical transactions between Odeon, Carmike and the Company during the periods presented in the unaudited pro forma condensed combined financial statements have been identified at this time.

The unaudited pro forma condensed combined financial information does not give effect to the settlement we entered into with the United States Department of Justice, pursuant to which we agreed to divest most of our holdings and relinquish all of our governance rights in NCM, our joint venture for cinema screen advertising, and (ii) agreed to transfer 24 theatres with a total of 384 screens to the network of Screenvision LLC, the cinema screen advertising business in which Carmike participates. We have included supplemental disclosure relating to these divestitures at the end of this section.

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

(dollars in thousands, except per share data)

	AMC Historical Year Ended December 31, 2016	Odeon Historical Eleven Months Ended November 30, 2016	Carmike Historical Nine Months Ended September 30, 2016	Carmike Historical 81 days Ended December 20, 2016	Pro Forma Adjustments		AMC Pro Forma
		Note (2)			Note (5)
Revenues	$3,235,846	$969,211	$620,592	$149,668	(1,167)	(d)	4,914,920
					(23,583)	(e)
					(35,647)	(e)
Cost of operations	2,105,124	664,638	423,744	108,647	(14,922)	(e)	3,263,101
					(24,130)	(e)
Rent	505,463	123,203	79,381	22,308	9,101	(d)	727,264
					3,835	(d)
					(4,880)	(d)
					(4,451)	(e)
					(6,696)	(e)
General and administrative:
Merger, acquisition and transaction costs	47,895	13,886	14,453	35,515	(46,456)	(b)	1,281
					(14,044)	(b)
					(49,968)	(b)
Other	90,719	43,183	22,269	11,132	(6,624)	(d)	160,679
Depreciation and amortization	268,243	84,321	45,594	13,003	35,035	(d)	475,675
					33,461	(d)
					(2,487)	(e)
					(1,495)	(e)
Impairment of long-lived assets	5,544	823	2,669	—	—		9,036
Operating costs and expenses	3,022,988	930,054	588,110	190,605	(94,721)		4,637,036

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

(dollars in thousands, except per share data)

	AMC Historical Year Ended December 31, 2016	Odeon Historical Eleven Months Ended November 30, 2016	Carmike Historical Nine Months Ended September 30, 2016	Carmike Historical 81 days Ended December 20, 2016	Pro Forma Adjustments		AMC Pro Forma
		Note (2)			Note (5)
Operating income	212,858	39,157	32,482	(40,937)	34,324		277,884
Other expense (income)	(446)	87,976	—	—	2,821	(d)	90,351
Interest expense	121,537	174,302	37,131	11,707	(144,846)	(a)	241,129
					74,693	(a)
					6,932	(a)
					(34,733)	(a)
					30,755	(a)
					(907)	(a)
					(9,284)	(d)
					(48,838)	(d)
					11,320	(d)
					12,016	(d)
					(656)	(e)
Equity in (earnings) loss of non-consolidated entities	(47,718)	434	(3,358)	(1,305)	—		(51,947)
Investment income	(10,154)	—	—	—	—		(10,154)
Total other expense	63,219	262,712	33,773	10,402	(100,727)		269,379
Earnings (loss) before income taxes	149,639	(223,555)	(1,291)	(51,339)	135,051		8,505
Income tax provision (benefit)	37,972	1,784	(500)	(14,206)	2,812	(c)	27,862
Net earnings (loss)	$111,667	$(225,339)	$(791)	$(37,133)	$132,239		$(19,357)
Basic earnings per share	$1.13						$(0.15)
Average shares outstanding-Basic	98,838				33,057	Note (3)	131,895
Diluted earnings per share	$1.13						$(0.15)
Average shares outstanding-Diluted	98,872				33,057	Note (3)	131,895
					(34)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the transactions and basis of pro forma presentation

Odeon Acquisition

On November 30, 2016, we completed the purchase of all of the issued share capital of Odeon and UCI Cinemas Holdings Limited. Under the terms of the Odeon Acquisition, Odeon shareholders received £384,847,000 ($480,338,000) in cash and 4,536,466 new shares of the Company’s Class A Common Stock with a value of $156,735,000. The Odeon Acquisition is equal to a total value of approximately £510,423,000 ($637,073,000) for Odeon’s entire issued capital on November 30, 2016 at a currency translation rate of GBP 1.00=USD 1.248 on November 30, 2016. On the closing date of the Odeon Acquisition, $480,338,000 was paid in cash to Odeon shareholders and 4,536,466 new shares were issued to Odeon shareholders. We have agreed to file a registration statement to allow Odeon shareholders to resell their shares at specified times after closing and have granted certain other piggy-back registration rights. The estimated transaction value of £510,423,000 is based on the closing date of November 30, 2016 and includes interest from the locked box date of December 31, 2015 at 5.9617% through November 30, 2016 of approximately £26,500,000.

Carmike Acquisition

On December 21, 2016, we completed the Carmike Acquisition for $858,240,000 comprised of cash of $584,291,000 and 8,189,808 shares of the Company’s Class A common stock with a fair value of $273,949,000 (based on a closing share price of $33.45 per share of Class A common stock on December 20, 2016) and is subject to other purchase price adjustments as described in the share purchase agreement.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines the results of operations of the Company, Odeon (as adjusted to comply with U.S. GAAP) and Carmike as if the Odeon Acquisition, the Carmike Acquisition, the Financings (see Note 4), the Theatre Divestitures and the 2017 Equity Offering had been consummated on January 1, 2016. In addition to certain U.S. GAAP adjustments, certain statements of operations reclassifications have also been reflected in order to conform Odeon’s statements of operations to our statement of operations presentation. Refer to Note 2 for a discussion of these U.S. GAAP and reclassification adjustments.

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the Odeon Acquisition and Carmike Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results.

The acquisition method of accounting, based on Accounting Standards Codification (“ASC”) 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (ASC 820). Fair value is defined in ASC 820 as the “price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold and/or to value assets at a fair value measurement that do not reflect management’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

1. Description of the transactions and basis of pro forma presentation (Continued)

ASC 820 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the acquisition date. As of the date of this filing the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed.

2. Odeon’s Statements of Operations

The following table summarizes the combination of the previously reported and reviewed statement of operations of Odeon for the nine months ended September 30, 2016 with the statement of operations of Odeon for the two months ended November 30, 2016.

	Odeon Historical Nine Months Ended September 30, 2016	Odeon Historical Two Months Ended November 30, 2016	Odeon Historical Eleven Months Ended November 30, 2016
Revenues	$779,329	$189,882	$969,211
Cost of operations	544,142	120,496	664,638
Rent	100,942	22,261	123,203
General and administrative:
Merger, acquisition and transaction costs	9,541	4,345	13,886
Other	35,174	8,009	43,183
Depreciation and amortization	70,553	13,768	84,321
Impairment of long-lived assets	302	521	823
Operating costs and expenses	760,654	169,400	930,054
Operating income	18,675	20,482	39,157
Other expense (income)	99,025	(11,049)	87,976
Interest expense	131,557	42,745	174,302
Equity in (earnings) loss of non-consolidated entities	175	259	434
Investment income	—	—	—
Total other expense	230,757	31,955	262,712
Earnings (loss) before income taxes	(212,082)	(11,473)	(223,555)
Income tax provision (benefit)	2,451	(667)	1,784
Net earnings (loss)	$(214,533)	$(10,806)	$(225,339)

The following schedule summarizes the necessary material adjustments to the Odeon condensed consolidated statements of operations for the eleven months ended November 30, 2016 to conform to U.S. GAAP and to record the results in the reporting currency of the Company, U.S. dollars (in thousands), and the accounting policies and classification of certain items presented by Odeon under UK GAAP for the eleven months ended November 30, 2016 have been modified in order to align with

2. Odeon’s Statements of Operations (Continued)

the presentation used by us for our accounting policies and classifications under U.S. GAAP (in thousands):

STATEMENT OF OPERATIONS

FOR THE ELEVEN MONTHS ENDED

NOVEMBER 30, 2016

	Local Currency-GBP
	Odeon Pro Forma				USD
	Reclassified Amounts Presented	Odeon U.S. GAAP Adjustments		Odeon Historical U.S. GAAP	Odeon Historical U.S. GAAP
Revenues	£709,889	£—		£709,889	$969,211
Cost of operations	486,807	—		486,807	664,638
Rent	123,967	5,178	(ii)(a)	90,239	123,203
		1,692	(ii)(b)
		(3,000)	(ii)(c)
		(33,781)	(ii)(f)
		(3,817)	(ii)(j)
General and administrative:
Merger, acquisition and transaction costs	10,171	—		10,171	13,886
Other	37,213	(5,043)	(ii)(g)	31,629	43,183
		(541)	(ii)(h)
		—	(ii)(i)
Depreciation and amortization	53,911	(10,678)	(ii)(d)	61,760	84,321
		(527)	(ii)(e)
		17,908	(ii)(f)
		346	(ii)(j)
		800	(ii)(k)
Impairment of long-lived assets	603	—	(ii)(e)	603	823
Operating costs and expenses	712,672	(31,463)		681,209	930,054
Operating income	(2,783)	31,463		28,680	39,157
Other expense (income)	65,448	(1,445)	(ii)(i)	64,437	87,976
		434	(ii)(h)
Interest expense	107,079	21,227	(ii)(f)	127,666	174,302
		(640)	(ii)(a)
		—	(ii)(h)
Equity in loss of non-consolidated entities	318	—		318	434
Investment income	—	—		—	—
Total other expense	172,845	19,576		192,421	262,712
Earnings (loss) before income taxes	(175,628)	11,887		(163,741)	(223,555)
Income tax provision	(493)	1,800	(ii)(k)	1,307	1,784
Net loss	(175,135)	10,087		(165,048)	$(225,339)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

2. Odeon’s Statements of Operations (Continued)

Odeon’s condensed consolidated statement of operations for the eleven months ended November 30, 2016 has been translated into U.S. dollars at a rate of GBP 1.00= 1.3653, the average exchange rate for the eleven months ended November 30, 2016.

(ii)           Reflects the following U.S. GAAP adjustments (in thousands):

(a)           Under UK GAAP, Odeon maintains a liability for leased properties still in use that are expected to generate losses in the future. Under U.S. GAAP, liability cannot be recorded for losses related to contractual lease obligations until the cease use date has occurred. Odeon adjusts the onerous lease provision when performance improves for properties previously forecast to generate cash losses. We have made the following adjustment to remove the benefit of the change in provision for onerous leases and to remove related accretion of interest on the liability as follows:

Eleven Months Ended November 30, 2016
Remove benefit of onerous lease provision released	£5,178
Remove interest expense for onerous leases	(640)

(b)           Under UK GAAP, fixed increases in rental payments that are meant to approximate the rate of inflation are not included in the calculation of straight-line rent expense but would be included under U.S. GAAP. We have made the following adjustment to include the estimated deferred rent expense for operating leases as follows:

Eleven Months Ended November 30, 2016
Record deferred rent expense, net of amortization of the deferred amount	£1,692

(c)           Odeon occasionally receives premium payments from landlords that provide the landlord with the right to terminate the lease at the discretion of the landlord. Historically Odeon has recognized such payments in the year of payment. Under U.S. GAAP, such payments would generally be considered the same as incentives from a landlord and would be recognized on a straight-line basis over the period from receipt of the payment over the remainder of the expected lease term. We have made the following adjustment to remove the benefits received from landlords for operating leases and to replace that amount with amortization of the deferred amounts over the terms of the leases as follows:

Eleven Months Ended November 30, 2016
Remove lease incentive benefits and replace that amount with amortization of deferred amounts	£(3,000)

2. Odeon’s Statements of Operations (Continued)

(d)           Goodwill is amortized under UK GAAP but is not amortized under U.S. GAAP. We have made the following adjustment to remove the expense related to goodwill amortization under UK GAAP as follows:

Eleven Months Ended November 30, 2016
Remove amortization of goodwill	£(10,678)

(e)           Under UK GAAP impairment charges recorded previously can be reversed. However, under U.S. GAAP, impairment charges recorded in prior periods are not reversed in future periods. During the eleven months ended November 30, 2016, Odeon did not record any reversals of previous impairment charges. We have made the following adjustments to reverse depreciation on the reinstatement of previously recorded impairment charges of long-lived assets under UK GAAP as follows:

Eleven Months Ended November 30, 2016
Remove depreciation expense	(527)

(f)            Reflects the adjustment to interest expense, depreciation expense and rent expense to account for capital leases and build-to-suit leases, which should be accounted as financing transactions under U.S. GAAP as a result of the involvement of Odeon during the construction of such leased properties and its significant continuing involvement upon completion of construction activities. These leases were accounted for as operating leases under UK GAAP.

Eleven Months Ended November 30, 2016
Record interest expense for build to suit and capital leases	£21,227
Record depreciation expense	17,908
Remove rent expense for operating leases	(33,781)

(g)           Represents share based compensation expense related to Odeon’s senior long-term incentive program (“Senior LTIP”) that is contingent upon the consummation of the Odeon Acquisition. Under U.S. GAAP recognition of share based compensation expense that is contingent on the consummation of a transaction is deferred until the transaction is consummated.

Eleven Months Ended November 30, 2016
Remove Senior LTIP expense	£(5,043)

(h)           Under UK GAAP, actuarial losses or gains are recognized immediately through other comprehensive income during the year of occurrence. Under U.S. GAAP, these are recognized in other comprehensive income and amortized through the income statement over the average life expectancy of inactive participants following the corridor approach, which allows the Company to defer amortization of actuarial losses or gains through the income statement which are lower than

2. Odeon’s Statements of Operations (Continued)

the greater of 10% of the fair value of the pension plan assets or the projected benefit obligation at the start of the period

Eleven Months Ended November 30, 2016
Records reclassification of pension plan interest income from Other expense	£(541)
Records reclassification of pension plan interest income and amortization of actuarial gain	434

(i)            Under U.S. GAAP, gains from sale leaseback transactions are typically deferred over the term of the lease. The following adjustments represent the impact of amortizing the deferred gains from historic sale leaseback transactions related to the subsidiaries of Odeon Property Group LLP (the “PropCos”) under U.S. GAAP:

Eleven Months Ended November 30, 2016
Record amortization of deferred sale lease back gain	£(1,445)

(j)            Under UK GAAP, identifiable intangible assets and liabilities are not required to be separately identified and recorded on an entity’s balance sheet in connection with a business combination. Under U.S. GAAP, identifiable intangible assets and liabilities such as favorable and unfavorable leases are required to be separately identified and determined to be indefinite-lived or definite lived intangible assets or liabilities. The following adjustments record the amortization for identified favorable lease assets and unfavorable lease liabilities under U.S. GAAP.

Eleven Months Ended November 30, 2016
Record amortization of unfavorable lease liability	£(3,817)
Record amortization of favorable lease asset	346

(k)           Income and expenses recorded historically by Odeon were not significantly tax effected in foreign jurisdictions as a result of available unrecorded deferred tax assets including net operating loss carryforwards. As a result U.S. GAAP adjustments do not result in significant amounts of additional income tax expense or benefit in these foreign jurisdictions. Odeon has made a U.S. GAAP policy election not to include any tax basis in the reported position for certain leasehold assets in the UK and Ireland where its tax basis declines or ‘wastes’ over time. As a result, the value of the assets is grossed up under U.S. GAAP to reflect the associated deferred tax liability acquired and an adjustment is required to increase depreciation and record the related tax credit.

2. Odeon’s Statements of Operations (Continued)

Eleven Months Ended November 30, 2016
Remove income tax benefit related to adjustment (g) above	£1,800
Record depreciation expense for fixed assets recorded related to policy election	800

Summary of Reclassification Adjustments for Odeon

The classification of certain items presented by Odeon under UK GAAP has been modified in order to align with the presentation used by us under U.S. GAAP as shown below. The reclassification adjustments to the income statement for the eleven months ended November 30, 2016 relate to the structure of the consolidated income statement for Odeon following its policies under UK GAAP which utilize different naming and aggregation standards than our presentation following our policies under U.S. GAAP and breaks out items such as revenues as turnover. The reclassification adjustments to conform Odeon’s historical financial statement presentation to our historical financial statement presentation have also been condensed to conform with the amounts presented in the pro forma condensed and combined financial statement presentations included herein. There have been no changes in Odeon’s historical net loss for any period as a result of these reclassifications.

2. Odeon’s Statements of Operations (Continued)

Odeon

Summary of pro forma reclassification adjustment for Odeon—Income Statement

Eleven months ended November 30, 2016

	UK GAAP
	Odeon Historical UK GAAP Presentation	Reclassification Adjustments to conform to AMC Presentation	Reclassified amounts	Pro Forma Reclassified Amounts Presented
	(£ in thousands)
Turnover	709,889	(709,889)
Admissions		471,505	471,505
Food and beverage		176,797	176,797
Other theatre		61,587	61,587
Revenues				709,889
Cost of sales	262,188	(262,188)
Film exhibition costs		197,466	197,466
Food and beverage costs		44,383	44,383
Distribution costs, administration expenses and other operating income	380,438	(380,438)
Operating expense		244,958	244,958
Cost of operations				486,807
Rent		123,967	123,967	123,967
General and administrative:
Merger, acquisition and transaction costs		10,171	10,171	10,171
Other		37,213	37,213	37,213
Depreciation and amortization	54,514	(603)	53,911	53,911
Impairment of long-lived assets		603	603	603
Other expense (income)		65,448	65,448	65,448
Total one-off costs	17,391	(17,391)
Other interest receivable and similar income	(123)	123
Interest payable and similar charges	170,683	(170,683)
Corporate borrowings		106,090	106,090
Capital and financing lease obligations		989	989
Interest expense				107,079
Group’s share of profit in joint ventures	376	(376)
Other interest receivable and similar income
Equity in earnings of non-consolidated entities		318	318	318
Investment income
Profit/(loss) on disposal of properties	50	(50)
Income tax provision (benefit)	(493)		(493)	(493)
Net loss	(175,135)	—	(175,135)	(175,135)

3. Purchase Price

Odeon

The transaction represents a total value of approximately £510,423,000 ($637,073,000) for Odeon’s share capital based on a currency translation rate of GBP 1.00= USD 1.248 as of November 30, 2016. Approximately 75% of this estimated purchase price was paid in cash to the Odeon shareholders and approximately 25% was paid through the issuance to them of 4,536,466 shares of the Company’s Class A common stock with a fair value of $156,735,000 (based on a closing price per share of $34.55 on November 29, 2016). The estimated transaction value of £510,423,000 is based on the closing date of November 30, 2016 and includes interest from the locked box date of December 31, 2015 at 5.9617% through November 30, 2016 of approximately £26,500,000.

The cash consideration transferred to effect the Odeon Acquisition is approximately £384,847,000 or approximately $480,338,000.

Carmike

On December 21, 2016, the Company completed the acquisition of Carmike for $858,240,000 comprised of cash of $584,291,000 and 8,189,808 shares of the Company’s Class A common stock with a fair value of $273,949,000 (based on a closing share price of $33.45 per share on December 21, 2016), subject to other purchase price adjustments as described in the share purchase agreement.

The total shares of Class A Common Stock reflected in pro forma average shares outstanding are as follows (in thousands):

Odeon Acquisition	4,536
Carmike Acquisition	8,190
2017 Equity Offering (Offering price $31.50 per share)	20,331
Total	33,057

Under the acquisition method of accounting, the total estimated purchase price is allocated to Odeon’s and Carmike’s assets and liabilities based upon their estimated fair value as of the respective date of completion of the acquisition. Based upon the estimated purchase price and the preliminary

3. Purchase Price (Continued)

valuation, the preliminary purchase price allocation, which is subject to change based on Odeon’s and Carmike’s final analysis, is as follows (in thousands):

	Odeon	Carmike
Cash and cash equivalents	$41,605	$86,493
Current assets	84,279	26,516
Property, net	755,910	719,642
Goodwill	898,627	624,803
Intangible assets:
Tradename—Indefinite lived asset	51,200	—
Tradename—Definite lived asset(7 years)	—	10,000
Favorable lease—Definite lived asset	59,711	15,876
Other—Definite lived asset	1,200	—
Other assets (including Odeon deferred tax asset of $18.7 million)	48,266	19,423
Total assets acquired	1,940,798	1,502,753
Current liabilities	(217,533)	(109,920)
9% Senior Secured Note GBP due 2018	(382,864)	—
4.93% Senior Secured Note EUR due 2018	(213,714)	—
6% Senior Secured Note due 2023	—	(242,075)
Capital lease and financing lease obligations	(365,264)	(221,956)
Other liabilities (including deferred tax liability of $21.3 million for Odeon and $19.5 million for Carmike)	(124,350)	(70,562)
Net assets acquired	$637,073	$858,240

4. Acquisition Financings

In connection with the Odeon Acquisition, we incurred the following indebtedness on November 8, 2016: $595,000,000 aggregate principal amount of 5.875% Senior Subordinated Notes due 2026 and £250,000,000 ($325,375,000) aggregate principal amount of 6.375% Senior Subordinated Notes due 2024. Additionally, we incurred $500,000,000 aggregate principal amount of New Term Loans due 2023 in connection with the Odeon Acquisition on November 29, 2016. We also amended our existing Term Loans due 2022 to lower the interest rate from LIBOR plus 3.75% to LIBOR plus 2.75% and to remove a LIBOR floor of 0.75%. We have assumed an interest rate based on one-month LIBOR of 0.76% resulting in an interest rate of 3.51% for our Term Loans due 2022 and 2023. An increase or decrease of 0.50% of the assumed LIBOR based interest rate for our Term Loans due 2022 and 2023 would increase or decrease interest expense by approximately $6.9 million for the twelve months ended December 31, 2016.

In connection with the Carmike Acquisition, we incurred $350,000,000 aggregate principal amount of indebtedness under the Bridge Loan Agreement.

On February 17, 2017, we completed an additional public offering of 20,330,874 shares of Class A common stock at a price of $31.50 per share ($640,423,000) resulting in net proceeds of $618,000,000. We used a portion of the net proceeds to repay the aggregate principal amount of Bridge Loan of $350,000,000.

5. Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the Odeon Acquisition, the Carmike Acquisition, the Financings, the Theatre Divestitures and the 2017 Equity Offering were completed on January 1, 2016 for statement of operations purposes.

(a)           Adjustments to interest expense and other expense have been made to reflect the elimination of the Shareholder Loans due 2019 and refinancing of the 9% Senior Secured Note GBP due 2018 and the Floating Rate Senior Secured Note due 2018 as follows (see Note 4 Acquisition Financings above for a sensitivity analysis showing the impact of a change in interest rates on interest expense):

Year Ended December 31, 2016
(in thousands)
Eliminate historical interest expense for amounts extinguished for Odeon indebtedness	$(144,846)
Cash interest on new indebtedness incurred	74,693
Amortization of deferred charges on new indebtedness incurred	6,932
Eliminate historical interest on Term Loans due 2022	(34,733)
Interest on Term Loans due 2022 based on amended pricing (See Note 4)	30,755
Eliminate historical interest on Bridge Loan	(907)

(b)           Adjustment to remove the non-recurring direct incremental costs of the Odeon Acquisition and Carmike Acquisition which are reflected in the historical financial statements of the Company, Odeon and Carmike.

Year Ended December 31, 2016
(in thousands)
Remove the Company’s costs	$(46,456)
Remove Odeon’s costs	(14,044)
Remove Carmike’s costs	(49,968)

(c)           Adjustment to record tax benefit in U.S. tax jurisdictions for Carmike and the Company at the Company’s effective income tax rate of 39%. Income and expenses recorded historically by Odeon were not significantly tax effected in foreign jurisdictions as a result of available unrecorded deferred tax assets including net operating loss carryforwards. As a result pro forma adjustments do not result in significant amounts of additional income tax expense or benefit in these foreign jurisdictions.

Year Ended December 31, 2016
(in thousands)
Record tax effect in U.S. tax jurisdictions	$2,812

5. Pro Forma Adjustments (Continued)

(d)           Adjustment to Odeon expenses as a result of adjustments to fair value.

Year Ended December 31, 2016
(in thousands)
Rent(1)	$9,101
Depreciation and Amortization	35,035
Eliminate non-recurring direct incremental costs of the Odeon Acquisition for share-based expense related to the Senior LTIP	(6,624)
Eliminate deferred gain amortization	2,821
Interest Expense for capital and financing lease obligations primarily due to a lower incremental borrowing rate upon re-measurement	(9,284)

(1)                                 Detail of Odeon rent adjustments above:

Year Ended December 31, 2016
(in thousands)
Unfavorable lease amortization	$(3,416)
Incremental financing lease obligation ground rent	2,631
Eliminate deferred rent credit from landlord incentives	8,551
Straight line rent expense	1,335
Total	$9,101

Adjustment to Carmike revenues and expenses as a result of adjustments to fair value.

Year Ended December 31, 2016
(in thousands)
Revenues from Screenvision deferred revenues	$(1,167)
Straight line rent expense	3,835
Unfavorable lease amortization	(4,880)
Depreciation and Amortization	33,461
Remove Carmike historical interest expense	(48,838)
Interest Expense on capital and financing lease obligations reflecting a lower incremental borrowing rate upon re-measurement	11,320
Interest expense 6.0% Sr Secured Notes due 2023	12,016

(e)           Adjustment Relating to Department of Justice Proposed Divestitures

Adjustments to remove Carmike and AMC historical revenues and expenses for theatres in markets that must be divested in connection with the Department of Justice proposed final judgement whereby we expect to sell certain of our theatres and certain Carmike theatres are reflected in the pro forma financial statements as those planned disposals are identifiable and factually supportable at this

5. Pro Forma Adjustments (Continued)

time. We believe that the reasonably possible effects on the financial statements for the divestitures are as follows ($ in thousands):

AMC Theatres

Year Ended December 31, 2016
Revenues	$23,583
Cost of operations	14,922
Rent	4,451
Depreciation and Amortization	2,487

Carmike Theatres

Year Ended December 31, 2016
Revenues	$35,647
Cost of operations	24,130
Rent	6,696
Depreciation and Amortization	1,495
Interest expense	656

Adjustments to reflect the impact of the proposed settlement agreement with the Department of Justice which requires us to divest the majority of our equity interests in National CineMedia, LLC (“NCM”) and NationalCinemedia, Inc. (“NCMI”) are not reflected in the pro forma financial statements as those planned divestitures are not identifiable or factually supportable at this time. As of December 31, 2016 we owned 23,862,988 common membership units, or a 17.4% interest in NCM, and 200,000 common shares of NCMI. The estimated fair value of of the common units and common stock was approximately $354,448,000, based on the publically quoted price per share of NCMI on September 30, 2016 of $14.73 per share. The proposed settlement agreement requires us to divest its ownership interest to no more than 15% by December 20, 2017; to no more than 7.5% by December 20, 2018; and to no more than 4.99% by June 20, 2019.

The table below provides historical financial information about our investments in NCM and NCMI:

Year Ended December 31, 2016
Equity in earnings NCM and NCMI	$17,629
Cash distributions received NCM and NCMI	21,698

As of December 31, 2016
Investment in NCM and NCMI	$326,583